Exhibit 4.4.  Form of Eli Lilly and Company Five Year Convertible Note


                              ELI LILLY AND COMPANY


                      Five Year Convertible Note, Series A


This Note is not transferable and is non-negotiable except as set forth in the indenture mentioned in this Note.

For purposes of Sections 1273 and 1275 of the Internal Revenue Code and regulations thereunder, the issue price is $740.90 and the original issue discount is $259.10 per $1,000 of principal amount, the yield to maturity is 8.62% per annum, and the issue date is February 21, 1989. Pursuant to regulations under Section 1272, the "exact method" will be utilized to allocate original issue discount to short accrual periods. The amount of the original issue discount to be allocated to the short accrual period ending on the first interest payment date is $11.32 per $1000 of principal amount.

Eli Lilly and Company, an Indiana corporation (herein called the "Company", which term includes any successor corporation under the Indenture referred to in this Note), for value received, hereby promises to pay to ------------------, or registered assigns, the principal sum of ------------------------- Dollars on February 21, 1994, at the office or agency of the Company referred to below, and to pay interest thereon from the date of this Note or from the most recent Interest Payment Date to which Interest has been paid semi-annually on June 1 and December 1, in each year, commencing on June 1, 1989, and at the Maturity, at the rate of 2.13% per annum until the principal hereof is paid or duly provided for. The Interest so payable and punctually paid, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Note, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or provided for shall immediately cease to be payable to the registered Holder on such Regular Record Date, and either shall be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date) or shall be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of Indianapolis, State of Indiana, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of Interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

Interest on this Note shall be computed on the basis of a 360 day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication on this Note has been duly executed by the Trustee referred to on the reverse of this Note by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:

                                     Eli Lilly and Company

Attest:                              By  s/Richard D. Wood
                                         --------------------------
                                         Chairman of the Board
                                         President and Chief Executive
                                         Officer
s/Dale K. Lewis
--------------------
Secretary


              (seal)

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein issued under the within-mentioned indenture.

MERCHANT'S NATIONAL BANK & TRUST COMPANY OF INDIANAPOLIS, as Trustee

By
                                        Authorized Officer



                                 (reverse side)

          This Note is one of a duly authorized issue of Notes of the Company designated as its Five Year Convertible Notes, Series A (herein called the "Notes"), limited in aggregate principal amount to $12,500,000, which may be issued under an indenture and a supplemental indenture (herein collectively referred to as the "Indenture") dated as of February 21, 1989, between the Company and Merchant's National Bank & Trust Company of Indianapolis, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which indenture (and all indentures supplemental to the indenture) reference is made for a statement of the respective rights under the Indenture of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are a duly authorized series of securities issued under the Indenture.

          Subject to the provisions of the Indenture, the Holder of this Note is entitled, at his option, at any time on or after one year from the date of original issuance of the Notes and on or before February 21, 1994 (except that, in case the Holder of this Note shall exercise his right to cause the Company to purchase all (but not less than all) of the Notes held by such Holder pursuant to the Indenture, such right shall terminate with respect to this Note at the close of business on the date fixed for redemption, if such redemption is effected, as provided in the Indenture), to convert the principal amount of this Note (or any portion of this Note which is $10,000 or an integral multiple of $10,000) into shares of Common Stock of the Company, as said shares shall be constituted at the Date of Conversion, at the Conversion Price equal to $92.8875 for each share of Common Stock, or at the adjusted Conversion Price in effect at the Date of Conversion determined as provided in the Indenture, upon surrender of this Note, together with the conversion notice on this Note duly executed, to the Company at the designated office or agency of the Company in the City of Indianapolis, State of Indiana, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by his duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless the Holder of this Note shall have exercised his right to cause the Company to purchase all (but not less than all) of the Notes held by such Holder pursuant to the Indenture on a Redemption Date during such period, in which event no interest shall be payable with respect to this Note following such Redemption Date), also be accompanied by payment in the form of a certified or cashier's check or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted. Except as provided in the immediately preceding sentence, no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment for fractional shares in cash on the basis of the current market value of such fractional interest as provided in the Indenture.

          The Notes may not be redeemed by the Company at any time prior to their final maturity date.

          Pursuant to the Indenture, in certain circumstances the Holder has the right to cause the Company to purchase all (but not less than all) of the Notes held by such Holder, at 100% of the principal amount thereof, plus accrued but unpaid interest to the Redemption Date.

          In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face of this Note. Notes (or portions of Notes) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

          In the event of conversion of this Note in part only, a new Note or Notes for the unconverted portion of this Note shall be issued in the name of the Holder of this Note upon the surrender of this Note.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as provided in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding.
The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of such specified percentages in aggregate principal amount of the Notes at the time outstanding shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the transfer of this Note or in exchange for this Note or in lieu of this Note whether or not notation of such consent or waiver is made upon this Note.

          No reference in this Note to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places, and rate, and in the coin or currency, prescribed in this Note. In the event of the consolidation or merger of the Company into or of the transfer of its assets substantially as an entirety to, a successor corporation, such successor corporation shall assume payment of the Notes and performance of every covenant of the Indenture on the part of the Company to be performed, and shall be substituted for the Company; and in the event of any such transfer the Company shall be discharged from all obligations and covenants in respect of the Notes and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

          This Note is not transferable and is non-negotiable, except as set forth in the Indenture. As provided in the Indenture and subject to the limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder of this Note or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $10,000 and any integral multiple of $10,000. As provided in the Indenture and subject to certain limitations set forth in the Indenture, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder making the surrender.

          No service charge shall be made for any registration of transfer or exchange, redemption or conversion of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of this Note for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                CONVERSION NOTICE


To Eli Lilly and Company:
          The undersigned owner of this Note irrevocably exercises the option to convert this Note, or portion of this Note (which is $10,000 or an integral multiple of $10,000) below designated, into shares of Common Stock of Eli Lilly and Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount of this Note, be issued and delivered to the registered holder of this Note unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated                              ____________________________________
                                                Signature

Fill in for registration of shares of Common Stock and Notes if to be issued otherwise than to the registered holder.

                                    Signature Guaranteed by:

_______________________________     ____________________________________
Name                                (Social Security or Other Taxpayer
                                        Identifying Number)

_______________________________      $__________________________________
Address including zip code number     Principal Amount to be Converted
                                        (in an integral multiple of
                                          $10,000, if less than all)